[EXECUTION COPY]










                          STOCKHOLDERS AGREEMENT


                       dated as of September 9, 1999


                                   among


                       AIP/CGI NB ACQUISITION CORP.

                           CONSOLTEX GROUP INC.,

                        LES GANTIERS HOLDING B.V.,

                           LES GANTIERS LIMITED,

                                    and

                             THE BIG SKY TRUST







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THIS  STOCKHOLDERS  AGREEMENT  (this  "AGREEMENT"), is made as of
September 9, 1999 among Consoltex Group Inc., a corporation subject to the laws of Canada (the "COMPANY"), AIP/CGI NB Acquisition Corp., a corporation subject to the laws of New Brunswick ("AIP"), Les Gantiers Holding B.V., a company subject to the laws of the Netherlands ("LGH"), Les Gantiers Limited, a company incorporated under the laws of Jersey ("LGL"), and The Big Sky Trust, a trust established under the laws of the Island of Jersey (the "TRUST").

                           W I T N E S S E T H :

WHEREAS, AIP and the Company are entering into a certain letter agreement of even date herewith (the "OFFER AGREEMENT") pursuant to which AIP will agree, subject to the conditions set forth therein, to make a tender offer for all of the outstanding Subordinate Voting Shares (the
"TENDER OFFER"); and

WHEREAS, AIP requires, as a condition to its execution of the Offer Agreement that it enter into this Agreement with the Company, LGH, LGL, and the Trust, and in light of the substantial direct and indirect benefits that each expects to realize as a result of the Tender Offer, such other persons desire to enter into this Agreement with AIP.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1. DEFINED TERMS.  As used in  this  Agreement,terms defined in the headings
   (i) and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

"AFFILIATE" means, with  respect  to  any  Person, any Person that directly or indirectly controls, is controlled by or  is  under common control
with,  such  Person.   For  purposes  of the foregoing definition,
"control" shall have the meaning specified in Rule 12b-2 under the Exchange
Act.

"AIP LOAN AGREEMENT" means the Loan Agreement to be entered into between LGH and AIP, dated as of the Closing Date.

"BOARD OF DIRECTORS" means, unless the context otherwise indicates, the Board of Directors of the Company, as the same shall from time to time be constituted.

"CAPITAL EXPENDITURES" means all expenditures (consistent with past practice and established Company policy) for any capital or fixed assets or improvements, or for replacements, substitutions or additions thereto (including the principal portion of capitalized lease obligations but excluding expenditures which are fully expensed in the period incurred in accordance with GAAP consistently applied).

"COATTAIL AGREEMENT" means the Trust Agreement made as of March 22, 1993 among LGH, Richard H. Willett, Anne Elizabeth Willett, the Company and Montreal Trust Company, as amended.

"CLAIRVEST LOAN AGREEMENT" means that certain Loan Agreement among LGH, LGL, RHW and Clairvest Group Inc., dated January 13, 1997, and related security agreements, as amended.

"CHANGE OF CONTROL" means (a) a "change of control" under the Credit Agreement or (b) a "change of control" under the Indenture; PROVIDED that for purposes of Section 4.5(e)(ii) hereof, Change of Control shall not include any event (i) resulting from Richard H. Willett's gross negligence or willful misconduct in the performance of his duties as a director or officer of the Company or any of its Subsidiaries or (ii) resulting from actions taken by LGH, LGL or the Trust in material violation of this Agreement.

"CLOSING DATE" means the date the Subordinate Voting Shares are taken up and paid for pursuant to the Tender Offer.

"COMPANY OPTION" means the option issued by the Company, granting AIP the right to purchase Subordinate Voting Shares of the Company pursuant to that certain Option Agreement of even date herewith.

"COMPANY SALE" means the consummation of a transaction, whether in a single transaction or in a series of related and substantially contemporaneous transactions, with a Third Party or a group of Third Parties that are Affiliates of each other pursuant to which such party or parties (a) acquire (whether by merger, consolidation, or transfer or issuance of capital stock or otherwise) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries (as determined on a consolidated basis).

"CREDIT  AGREEMENT"  means  the Credit Agreement, dated March
19, 1996 among the Company, certain of its subsidiaries, National Bank of Canada and NationsBank, National Association and the other lenders thereto from time to time, as amended, restated or supplemented.

"DEFAULT"  means  (a)  an  event  of default under the Credit
Agreement, (b) an event of default under the Indenture, (c) the occurrence of a Change of Control or (d) gross negligence or willful misconduct by Richard H. Willett in the performance of his duties as a director or officer of the Company or any of its Subsidiaries which continues uncured after a period of 30 days following written notice thereof from the Company to Richard H. Willett.

"EXCHANGE  ACT"  means the United States Securities  Exchange
Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

"GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"GUARANTY AGREEMENT" means the Guaranty Agreement, in favor of Les Gantiers Holding, B.V., dated as of the date hereof, of American Industrial Partners Capital Fund II, L.P.

"INDEBTEDNESS" means, with respect  to  any  Person,  (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt instrument, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than current trade payables and other current liabilities incurred in the ordinary course of business), (d) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) any obligations for which a Person is obligated pursuant to a guaranty, (f) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (g) any indebtedness secured by a Lien on a Person's assets, and (h) net obligations under hedging arrangements designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

"INDENTURE" means the Indenture, dated as of September 30, 1993, among the Company, certain of its subsidiaries and First Trust National Association, as Trustee.

"LIENS"   means  any  mortgage,  pledge,  security  interest,
encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code, personal property legislation in Canada or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

"LOAN  PURCHASE  AGREEMENT"  means that certain Loan Purchase
Agreement among AIP, Clairvest Group Inc., certain other parties and the Company, dated as of the date hereof.

"MANAGEMENT SERVICES AGREEMENT" means the Management Services
Agreement attached hereto as Exhibit 1 to be executed on the Closing Date.

"LOCK-UP AGREEMENT" means the Lock-up Agreement, dated as of the date hereof, between AIP and Clairvest Group Inc.

"MULTIPLE VOTING SHARES" means the Multiple Voting Shares in the capital of the Company.

"OPTION AGREEMENT" means the Option Agreement, dated the date hereof, between AIP and the Company.

"OPTION COMMENCEMENT DATE" means the first to occur of (i) the consummation of the transactions contemplated by the Loan Purchase Agreement and the Tender Offer and (ii) a Triggering Event.

"OPTION  EXPIRY DATE" means the earliest of: (i) 5 days after
Securities are taken up under, or the effective date of, an Acquisition Proposal (as defined in the Offer Agreement), (ii) the day the Offer (as defined in the Offer Agreement) expires and the conditions thereto have not been waived or satisfied or the day the Offer is withdrawn and (iii) 255 days after the date of this Agreement.

"OPTION  SHARES"  means,  prior  to  the  Termination  of the
Coattail Agreement, 3,140,000 Subordinate Voting Shares issued upon the conversion of 3,140,000 Multiple Voting Shares held by LGH as of the date of this Agreement, and from and after the termination of the Coattail Agreement, means 3,140,000 Multiple Voting Shares held by LGH.

"ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, statutory arrangement, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Securities are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Securities.

"PERMITTED  INDEBTEDNESS" means (i)  outstanding  and  unpaid principal and interest under the Credit Agreement and the Indenture, (ii) Indebtedness arising from guarantees of the Company in respect of obligations of its Subsidiaries for the purchases of raw materials in the ordinary course of business and (iii) other Indebtedness of the Company and its Subsidiaries not exceeding an aggregate principal amount of $5 million outstanding at any time on a consolidated basis.


"PERMITTED LIENS"  means (a) liens securing obligations under the Credit Agreement; (b) liens on property of a Person existing at the time such Person is amalgamated, merged into or consolidated with the Company or any of its Subsidiaries; PROVIDED that such liens were in existence prior to the contemplation of such amalgamation, merger or consolidation; (c) liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries; PROVIDED that such liens were in existence prior to the contemplation of such acquisition; (d) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) liens existing on the date of this Agreement; (f) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (g) liens incurred in the ordinary course of business of the Company or any of its Subsidiaries with respect to obligations that do not exceed $5 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and
(ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any of its Subsidiaries.

"PERSON" means any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.

"REQUIRED   HOLDERS"   means  holders  of  Voting  Securities
possessing at least two-thirds (2/3) of the voting power of all Voting Securities then outstanding.

"SECURITIES" means Subordinate Voting Shares, Multiple Voting
Shares or other capital stock or equity securities of the Company, whether outstanding on the date hereof or hereafter issued.

"SET-OFF AMOUNT" means C$13.4 million increasing at a rate of 10.5% per annum from the date hereof (computed on the basis of a 360-day year and the actual number of days elapsed to the Option Closing Date).

"STOCKHOLDERS" means AIP and LGH.

"SUBSIDIARY"   means,   with   respect  to  any  Person,  any
corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or more than fifty percent (50%) of the equity interest therein, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

"SUBORDINATE  VOTING  SHARES"  means  the Subordinate  Voting
Shares in the capital of the Company.

"THIRD PARTY" means any Person other than the Company, the Stockholders the other parties to this Agreement and any trustee or beneficiary of the Trust and all such Person's Affiliates.

"TRANSACTION   AGREEMENTS"   means  the  Management  Services
Agreement, the Company Option and the Guaranty.

"TRANSFER"    means   any   transfer,    sale,    assignment,
distribution, exchange, mortgage, pledge, hypothecation or other disposition of any Securities or any interest therein (including a transfer of the voting power of such Securities by proxy, voting agreement or otherwise).

"TRIGGERING EVENT" means the date on which AIP is entitled to receive the Cash Compensation Amount (as defined in the Offer Agreement).

"VOTING SECURITIES" means any Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors.

1.2  OTHER  DEFINITIONAL PROVISIONS; INTERPRETATION

        The words "hereof","herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning orinterpretation of this Agreement.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

2.1   REPRESENTATIONS   AND   WARRANTIES   OF   THE COMPANY.
       The Company hereby represents and warrants to the Stockholders that:

(a) it is a corporation duly incorporated, organized, validly existing and in good standing under the laws of Canada, it has full power and authority to execute, deliver and performthis
    Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action;

(b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject
    to  bankruptcy,  insolvency,   fraudulent transfer, reorganization,
    moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and

(c) the execution, delivery and performance by the Company of this Agreement and the performance by the Company of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's articles of incorporation or by-laws or any agreement or instrument to which the Company is a party or by which it is bound.

2.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder (as to itself only) represents and warrants to the Company and the other Stockholder that:

(a) this Agreement has been duly and validly executed and delivered by such Stockholder and this Agreement constitutes a legal and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and

(b) the execution, delivery and performance by such Stockholder of this Agreement and the performance by such Stockholder of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which such Stockholder is subject, (ii) violate any order, judgment or decree applicable to such Stockholder, or (iii) conflict with, or result in a breach or default under, any term or
     condition  of  any  agreement  or   other  instrument  to  which  such
     Stockholder is a party or by which such Stockholder is bound.

2.3  REPRESENTATIONS  AND  WARRANTIES  OF  LGH  AND LGL.

(a)  LGH represents and warrants to AIP that:

    (i) LGH is the legal and beneficial owner of and has good title to 3,140,000 Multiple Voting Shares, free and clear of any Liens
       (other than  Liens  incurred in connection with the  Loan  Purchase
        Agreement, the  Coattail  Agreement  and  the Clairvest Loan
        Agreement); and

   (ii) no event has occurred prior to the date hereof (or, as a result of actions taken prior to the date hereof, is required to occur) that would, when given effect, either by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control.

(b) LGL represents and warrants to AIP that:

    (i) LGL is the legal and beneficial owner of all of the issued and outstanding capital stock of LGH;

    (ii) no event has occurred prior to the date hereof (or, as a result of actions taken prior to the date hereof, is required to occur) that would, when given effect, either by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control; and

   (iii) the execution, delivery and performance by LGL of this Agreement and the performance of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (A) violate any provision of law, statute, rule or regulation to which LGL is subject, (B) violate any order, judgment or decree applicable to LGL or (C) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which LGL is a party or by which it is bound; and

   (iv) this Agreement has been duly and validly executed and delivered by LGL, and this Agreement constitutes a legal and binding obligation of LGL, enforceable against LGL in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and

(c)      the Trust represents and warrants to AIP that:
    (i) the Trust is the legal and beneficial owner of all of the issued and outstanding capital stock of LGL;

   (ii) the "Willett Family" (as defined in section 3.3.3(a) of the Company's restated articles of incorporation (the "ARTICLES") is the beneficial owner (as defined in section 3.3.3(b) of the Articles) of Multiple Voting Shares and Subordinate Voting Shares having attached thereto 50% or more of the votes attaching to all of the Multiple Voting Shares and Subordinate Voting Shares outstanding as of the date hereof;

  (iii) no event has occurred prior to the date hereof (or, as a result of actions taken prior to the date hereof, is required to occur) that would, when given effect,either by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control; and

   (iv) the execution, delivery and performance by the Trust of this Agreement and the performance of its obligations hereunder will not, with or without the giving of notice or lapse of time, or both (A) violate any provision of law, statute, rule or regulation to which the Trust is subject, (B) violate any order, judgment or decree applicable to the Trust or (C) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Trust is a party or by which it is bound;

    (v) this  Agreement  has  been  duly  and validly
        executed  and  delivered  by  the  Trust, and this
        Agreement constitutes a legal and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

SECTION 3. CORPORATE GOVERNANCE.

3.1  BOARD OF DIRECTORS>.   (a)  Subject  to Sections 3.1(b) and 3.1(e),
each Stockholder hereby agrees to vote all of the Voting Securities owned or held of record by such Stockholder and to take all other necessary stockholder action so as to elect and to continue in office a Board of Directors and board of directors of each of the Subsidiaries of the Company (to the extent permitted by applicable local law) consisting of five members, of which (i) three (3) members shall be qualified designees of LGH and (ii) two (2) members shall be qualified designees of AIP. LGH agrees to use its best efforts to nominate, remove, and replace its designees to the Board of Directors so that its designees, consistent with their fiduciary duties, are directors who effectively and efficiently manage the operations of the Company.

(b) Prior to the Closing Date, the Company shall deliver to AIP (i) the resignations provided for in Section 3.1(i) of the Lock-up Agreement and the resignations of Paul Bamatter, William L. Holt and Henry
Winterstern (the "RESIGNATIONS") and (ii) unanimous resolutions (the "RESOLUTIONS") of the Board of Directors appointing James Turner and Sharon Pel as designees of LGH and Kim A. Marvin and Kevin Morris as designees of AIP; PROVIDED, HOWEVER, that the Resignations and Resolutions shall only be effective as of the Closing Date. In addition, the Company shall cause one of its Subsidiaries to execute the Management Services Agreement on the Closing Date.

(c) Subject to Section 3.1(e), if AIP or LGH shall notify the other Stockholders of its desire to remove, with or without cause, any director of the Company previously designated by it, each Stockholder shall vote all of the Voting Securities owned or held of record by such Stockholder and to take all other necessary stockholder action so as to cause the removal of such director.

(d)  Subject to Section 3.1(e), if any director designated by
AIP or LGH ceases to serve on the Board of Directors (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director shall be entitled to designate a successor director qualified to fill the vacancy created thereby. Each Stockholder agrees to vote all of the Voting Securities owned or held of record by such Stockholder and to take all such other necessary stockholder action so as to cause such designee to be elected or appointed as a director.

(e) Upon the occurrence and during the continuance of a Default, AIP may, by written notice given to LGH, require LGH to remove any one of its designees from the Board of Directors as AIP directs and elect any qualified person that AIP designates as a replacement director to serve as AIP's designee for the continuation of such Default and LGH shall vote all of the Voting Securities owned or held of record by it and shall take all other necessary stockholder action so as to cause the removal of its designee from, and the election of AIP's designee to, the Board of Directors in such circumstance.

(f) The Board of Directors shall meet (i) at any time requested in writing by Stockholders holding a majority of the Subordinate Voting Shares then outstanding (provided that such notice is given at least three business days prior to the date of the meeting proposed in such notice), and (ii) in any event not less frequently than quarterly.

(g) The consent of at least one of the directors designated by AIP shall be required for the Board of Directors to take any action regarding:

(i) the approval or rejection of the annual budget or business plan of the Company and its Subsidiaries;
(ii) the hiring, promotion, demotion, retention or termination of any officer or senior manager of the Company or any of its Subsidiaries; and

(iii) amendments to the Company's by-laws.

(h) No individual who is an officer, director, partner or the holder of 5% or more of the voting equity of any competitor of the Company or any of its Subsidiaries shall serve as a director unless the other Stockholder consent thereto.

3.2 BOARD COMMITTEES.. (a) Subject to the general oversight and authority of the full Board of Directors, the Board of Directors may establish, empower and maintain such Board committees as the Board of Directors deems necessary or desirable, and the Board of Directors shall establish and maintain a compensation committee and an audit committee. AIP and LGH shall be entitled to representation on each of the committees of the Board of Directors proportionate to their representation on the Board of Directors; PROVIDED that AIP shall be entitled to designate a majority of the members of the compensation committee and audit committee.

 (b) No action by any committee of the Board of Directors shall be valid unless taken at a meeting for which three business days' prior notice has been duly given or waived by the members of such committee. Such notice shall include a brief description of the general nature of the business to be transacted at the meeting. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. Each of the committees established by the Board of Directors pursuant to this Section 3.2 shall establish such other rules and procedures for its operation and governance as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

3.3  FINANCIAL STATEMENTS AND OTHER INFORMATION.
The Company shall deliver to AIP:

(a)  as soon as available but in any event within twenty-one days after the  end  of  each  monthly  accounting  period  in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments and shall be certified by the Company's chief financial officer;

(b) within sixty days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing that is unqualified with respect to the scope of such firm's examination and the Company's status as a going concern;

(c)  prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant forecasts prepared by the Company and any revisions of such annual or other forecasts;

(d) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

(e) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3.3 may reasonably request.

3.4 AFFIRMATIVE COVENANTS. (a) The Company shall cause Consoltex (USA) Inc. to enter into the Management Services Agreement in the form attached hereto as Exhibit 1.

(b)The Company shall, and cause each Subsidiary to:(a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses; (b) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times; (c) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto; (d) comply with all applicable laws, rules and regulations of all governmental authorities; (e) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business; and (f) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

3.5  NEGATIVE  COVENANTS. Except   as  otherwise
required by the terms of this Agreement, without the prior written consent of the Required Holders, the Company shall not, and shall not cause, permit or suffer any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) authorize, issue or sell any capital stock or equity securities or any securities convertible into or exercisable or exchangeable for any class or series of capital stock, of the Company or any Subsidiary of the Company (other than the issuance of shares of capital stock to the Company or any Subsidiary of the Company by any Subsidiary of the Company or the issuance of shares of capital stock pursuant to the exercise of the Company Option or other options outstanding as of the date hereof);


(b) declare or pay dividends or make any distributions on, or redeem or otherwise acquire any shares of any class or series of capital stock or equity securities of the Company (other than pursuant to the Company Option);

(c)  effect   a   reclassification,    combination,   split,   or
subdivision of any of the capital stock of the Company or any Subsidiary of the Company;

(d) amend the articles of incorporation or bylaws (or equivalent governing documents) of the Company or any Subsidiary of the Company, except as provided in this Agreement;


(e) adopt any plan or proposal for a complete or partial liquidation or dissolution of the Company or any Subsidiary of the Company or any reorganization or recapitalization of the Company or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors with respect to the Company or any Subsidiary of the Company;

(f) engage in, or enter into, any lines of business other than the lines of business which the Company and its Subsidiaries are presently engaged in;

(g)  change the fiscal  year  of the Company or make any material change  in  accounting  policies  or  procedures  of  the  Company  or  any
Subsidiary of the Company unless required under generally accepted accounting principles in effect in the country in which the Company or any of its Subsidiaries is located or change the fiscal year of the Company;


(h) create, incur, assume or suffer to exist any Indebtedness (other than Permitted Indebtedness);

(i)  create  or suffer to exist any Liens (other  than  Permitted
Liens);

(j) adopt any stock option, restricted stock or other equity-based compensation plan or increase any compensation or benefits (including any salary, bonuses and other forms of current or deferred compensation) of any director, officer or senior manager (except as required by agreements in force as of the date of this Agreement);

(k) enter into, amend, modify or supplement or permit any Subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with an Affiliate (other than any Subsidiary of the Company and other than as contemplated by the Tender Offer and the Transaction Agreements) or any entity in which an Affiliate has an interest as a director, officer, employee or greater than 5% stockholder or interest through a family relationship;

(l) acquire any assets or business, other than acquisitions of inventory inputs, fixed assets and other similar acquisitions in the ordinary course of business;

(m) enter into any merger, consolidation, business combination, joint venture or other material corporate transaction;

(n) establish or acquire any Subsidiaries that are not wholly-owned by the Company or any Subsidiaries;

(o) make or commit to make (whether in one transaction or a series of transactions) Capital Expenditures in excess of amounts set forth in the annual budget approved by the Board of Directors;

(p) sell, assign, transfer, convey or otherwise dispose of any assets, securities or businesses (other than sales of inventory or other dispositions of assets in the ordinary course of business);

(q) amend or modify any provision of the Credit Agreement, the Indenture or any contract disclosed on Schedule 6(j) of the Company Disclosure Letter (as defined in the Offer Agreement);

(r) repay, repurchase or redeem the notes issued under the Indenture; and

(s) enter  into  any  agreement,   commitment  or
arrangement (other than the Credit Agreement or the Indenture) that would limit the ability of the Company or any of its Subsidiaries to make payment pursuant to the Management Services Agreement.

3.6 ARTICLES OF INCORPORATION AND BY-LAWS.

(a) Immediately following the Closing Date, the Stockholders shall take or cause to be taken all necessary corporate and stockholder action to cause section 3.3.3 of the Company's Restated Articles of Incorporation to be amended to read as follows:

"On the date as the Willett Family (as hereinafter defined) cease to be the beneficial owners in the aggregate of Multiple Voting Shares and Subordinate Voting Shares having attached thereto 50% or more of the votes attaching to all Multiple Voting Shares and Subordinate Voting Shares then outstanding, the Multiple Voting Shares will automatically be converted into a like number of Subordinate Voting Shares."

(b) The Company and the Stockholders shall take or cause to be taken all necessary corporate and stockholder action to ensure at all times that the Company's Articles of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement and contain such provisions as are necessary to give effect to the provisions contained in this Section 3, including, without limitation, taking any action to (i) obviate the requirement that the Board of Directors be comprised of a majority of Canadian residents (ii) ensure that the Multiple Voting Shares represent 51% of the voting power of the Voting Securities and (iii) provide the Multiple Voting Shares with a liquidation preference of $4.3 million.

SECTION 4. TRANSFERS RESTRICTIONS; OPTION ON LGH SECURITIES.

4.1   TRANSFER, CONVERSION OR VOTING OF MULTIPLE VOTING SHARES.

(a) LGH, LGL and the Trust each hereby agree, subject to the rights of Clairvest Group Inc. under the Clairvest Loan Agreement, that each of them will not, without the prior written consent of AIP, which AIP may grant or withhold in its sole discretion, except as required by the terms of this Agreement, (i) directly or indirectly Transfer, or permit the Transfer of, as the case may be, any Securities, (ii) except as required hereunder and by the Articles of Incorporation of the Company, convert, or permit the conversion of, as the case may be, any of the Multiple Voting Shares LGH owns into Subordinate Voting Shares or (iii) until AIP has taken up Subordinate Voting Shares under the Offer (as defined in the Offer Agreement) or withdrawn the Offer, exercise the voting rights of the Multiple Voting Shares in respect of any amalgamation, merger, sale of the Company's assets, take-over bid, plan of arrangement, reorganization, recapitalization, shareholder rights plan, liquidation or winding up of, or reverse take-over or other business combination or similar transactions involving the Company or any of its Subsidiaries.


(b) LGH, LGL and the Trust each agree that immediately prior to the Option Closing (as defined below) LGH, LGL and the Trust each will, at the written request of AIP, convert or cause LGH to convert, as the case may be, all of the Multiple Voting Shares LGH holds at such time into Subordinate Voting Shares.

4.2 EFFECT OF VOID TRANSFERS  OR CONVERSIONS.  In the
event of any purported Transfer of any Securities, or purported conversion of Multiple Voting Shares into Subordinate Voting Shares, in violation of the provisions of this Agreement, such purported Transfer or conversion shall be void and of no effect and the Company shall not give effect to such Transfer or conversion.

4.3   LEGEND   ON  SECURITIES. Each certificate representing Securities
issued  to any Stockholder shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG CONSOLTEX GROUP INC. (THE "COMPANY") AND CERTAIN OTHER PARTIES. A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT, INCLUDING RESTRICTIONS RELATING TO THE TRANSFERABILITY OF, AND THE EXERCISE OF ANY VOTING RIGHTS GRANTED BY, THE SECURITIES."

4.4 TRANSFERS OF INTERESTS IN LGH. LGL and the Trust each agree, subject to the rights of Clairvest Group Inc. under the Clairvest Loan Agreement and except for a transfer pursuant to the provisions of this Agreement, that without the prior written consent of AIP, which AIP may grant or withhold in its sole discretion, neither LGL nor the Trust shall Transfer, or permit the Transfer of, as the case may be, any interest in or any asset of LGH, or except as required hereunder, take any action, or cause LGL or the Trust to take any action, that would, by itself or in conjunction with the transactions contemplated by the Offer Agreement, cause a Change of Control.

4.5 OPTION TO PURCHASE LGH SECURITIES.

(a)  LGH   hereby  grants  to  AIP  an  irrevocable  option  (the
"OPTION") to purchase during the period beginning on the Option Commencement Date and ending on October 1, 2003 (the "EXERCISE PERIOD"), subject to the terms of this Agreement, all, but not less than all, of the Option Shares at a price per share in cash equal to C$5.60 (or such greater amount offered for the Subordinate Voting Shares by AIP), increasing in an amount equal to 10.5% per annum (computed on the basis of a 360-day year and the actual number of days elapsed from the date hereof to the Option Closing Date) (the "OPTION PRICE"), subject to adjustment as provided below; provided that, prior to the Closing Date, AIP can only exercise the Option in connection with the consummation of an Acquisition Proposal (as defined in the Offer Agreement) that includes the purchase of the Clairvest Loan Agreement on the terms set forth therein and the purchase by the Person making such Acquisition Proposal of the Subordinate Voting Shares held by Clairvest Group Inc. and its direct or indirect subsidiaries. In no event will the Option be exercisable unless at the Option Closing AIP purchases the Subordinate Voting Shares of Clairvest Group Inc. and its subsidiaries and purchases the Clairvest Loan Agreement pursuant to the terms of the Loan Purchase Agreement.


(b) Any time during the Exercise Period, AIP may exercise the Option by delivering an irrevocable written notice (the date of which is referred to in this Agreement as the "NOTICE DATE"), (i) stating that AIP will acquire the Option Shares from LGH at the Option Price and subject to the other terms and conditions set forth in this Agreement and (ii) specifying a place and date (the "OPTION CLOSING DATE") not earlier than three business days nor later than 20 business days from the Notice Date for the consummation of such purchase (the "OPTION CLOSING"); PROVIDED that the Option Closing Date may be deferred at the election of AIP so that AIP may obtain any regulatory approvals necessary for its acquisition of the Option Shares.

(c) At the Option Closing, (i) AIP shall pay to LGH the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option LESS the Set-off Amount in immediately available funds by a wire transfer to a bank account designated by LGH, and (ii) LGH shall sell, assign and transfer the Option Shares to AIP free of all claims, liens, encumbrances, security interests and adverse claims and shall deliver to AIP, if not previously delivered, a certificate or certificates representing the Option Shares purchased by AIP endorsed in blank or accompanied by stock powers executed in blank with signature guarantees, all in form and substance satisfactory to AIP.

(d) If the Company at any time after the date of this Agreement subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Multiple Voting Shares into a greater number of shares, the Option Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Option Shares obtainable upon exercise of the Option shall be proportionately increased. If the Company at any time after the date of this Agreement combines (by reverse stock split or otherwise) its outstanding shares of Multiple Voting Shares into a smaller number of shares, the Option Price in effect immediately prior to such combination shall be proportionately increased and the number of Option Shares obtainable upon exercise of the Option shall be proportionately decreased. Prior to the consummation of any Organic Change after the date of this Agreement, the Company shall make appropriate provision (in form and substance satisfactory to AIP) to insure that AIP shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Option Shares immediately theretofore acquirable and receivable upon the exercise of the Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Option Shares immediately theretofore acquirable and receivable upon exercise of the Option had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to AIP) with respect to such holders' rights and interests to insure that the provisions of this Section 4.5(d) shall thereafter be applicable to the Option (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Option Price to the value for the Securities reflected by the terms of such consolidation, merger or sale, and a
corresponding  immediate  adjustment   in   the  number  of  Option  Shares
acquirable and receivable upon exercise of the Option, if the value so reflected is less than the Option Price in effect immediately prior to such consolidation, merger or sale).

(e) Any time after the Closing Date, upon (i) the consummation of a Company Sale, (ii) a Change of Control or (iii) the repayment, repurchase or redemption of the notes issued under the Indenture, AIP agrees to exercise the Option immediately prior to the consummation of the transactions described in clause (i) and (iii) of this Section 4.5(e) and immediately upon a Change of Control.

SECTION 5. MISCELLANEOUS

5.1  EFFECTIVENESS  AND  TERMINATION.    Except  for
Sections 2, 3.1(b), 4.1(a) and 4.4, all of which shall come into effect and be effective from the date hereof and Section 4.5 which shall come into effect on the Option Commencement Date, all rights and obligations under this Agreement shall come into effect on the Closing Date. If the Option Commencement Date has not occurred and there is no Closing Date within 10 days after Expiry Time (as defined in the Offer Agreement), then this Agreement shall terminate on the tenth day after the Expiry Time. If the Option Commencement Date occurs prior to the Expiry Time and there is no Closing Date prior to the Option Expiry Date, then this Agreement shall terminate on the Option Expiry Date. If a Closing Date occurs, this Agreement shall terminate on the first to occur of (a) October 1, 2003 and
(b) the date on which AIP exercises its rights to purchase the Option Shares pursuant to Section 4.5. No termination shall relieve any party hereto from (i) liability for any breach of this Agreement and (ii) any obligation arising pursuant to Section 4.5 of this Agreement.

5.2 ADDITIONAL SECURITIES SUBJECT TO AGREEMENT.  Each
Stockholder agrees that any other Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of stock options, or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

5.3 INJUNCTIVE RELIEF.   The Stockholders acknowledge
and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

5.4  OTHER  AGREEMENTS.   During  the  term  of this
Agreement, none of the Company or any of the Stockholders shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to any Securities which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

5.5 AMENDMENTS. This Agreement may be amended only by a written instrument signed by the Company and each of the Stockholders.

5.6 SUCCESSORS.   The  provisions  of this Agreement
shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, each of which shall agree, in a writing in form and substance satisfactory to the Company and the Stockholders, to become a party hereto and be bound to the same extent as its transferor hereby.

5.7 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when delivered by a recognized courier or, in the case of telecopy notice, when transmitted (provided that an appropriate confirmation is received), addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

               if to AIP, to:

               AIP/CGI NB Acquisition Corp.
               c/o American Industrial Partners
               One Maritime Plaza
               Suite 2525
               San Francisco, California 94111
               Attention:  Kim A. Marvin
               Telecopy:  (415) 788-5302

               with a copy to:

               Kirkland & Ellis
               655 Fifteenth Street, N.W.
               12{th} Floor
               Washington, D.C.  20005
               Attention: Michael T. Edsall
               Telecopy:  (202) 879-5200

               if to the Company, to:

               Consoltex Group Inc.
               c/o Consoltex (USA) Inc.
               1040 Avenue of the Americas
               6{th} Floor
               New York, New York 10018
               Attention:  Paul Bamatter
               Telecopy:   (212) 596-0483

               with a copy to:

               Osler, Hoskin & Harcourt
               280 Park Avenue, 30W
               New York, New York  10017
               Attention:  John Stevens
               Telecopy:  (212) 867-5802

               and, prior to the Closing Date, with a copy to:

               Goodman Phillips & Vineberg
               1501 McGill College
               26{th} Floor
               Montreal, Canada H3A 3N9
               Attention:   Sidney Horn
               Telecopy:   (514) 841-6499

5.8 INTEGRATION.  This Agreement, the Offer Agreement
and the documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement and the Offer Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

5.9 SEVERABILITY.  If one or more  of the provisions,
paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.11 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada.

5.12  JURISDICTION.   Any  action  to enforce, which
arises out of or in any way relates to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within the State of New York as provided by law; and the parties consent to the jurisdiction of such court or courts located within the State of New York and to service of process by registered mail, return receipt requested, or by any other manner provided by New York law.


[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

AIP/CGI NB ACQUISITION CORP.


By:____________________________________
   Name: Kim A. Marvin
   Title:   President


CONSOLTEX GROUP INC.


By:____________________________________
   Name:
   Title:


LES GANTIERS HOLDING B.V.


By:____________________________________
   Name:
   Title:


LES GANTIERS LIMITED


By: ____________________________________
   Name:
   Title:


 ____________________________________
      Witnessed by:

____________________________________
Patrick Flinn Cubitt Sowden, as Trustee
for The Big Sky Trust